Exhibit 99.1
Zoom Communications Reports Fourth Quarter and Fiscal Year 2025 Financial Results
•Fourth quarter total revenue of $1,184.1 million, up 3.3% year over year as reported and 3.6% in constant currency; full fiscal year total revenue of $4,665.4 million, up 3.1% year over year as reported and 3.3% in constant currency
•Fourth quarter Enterprise revenue of $706.8 million, up 5.9% year over year; full fiscal year Enterprise revenue of $2,754.2 million, up 5.2% year over year
•Fourth quarter operating cash flow of $424.6 million, up 20.9% year over year; full fiscal year operating cash flow of $1,945.3 million, up 21.7% year over year; full fiscal year operating cash flow margin of 41.7%
•Fourth quarter GAAP operating margin of 19.0%, up 430 bps year over year, and non-GAAP operating margin of 39.5%, up 80 bps year over year; full fiscal year GAAP operating margin of 17.4%, up 580 bps year over year, and non-GAAP operating margin of 39.4%, up 20 bps year over year
•Number of customers contributing more than $100,000 in trailing 12 months revenue up 7.3% year over year
•Repurchased approximately 4.3 million shares of common stock in fourth quarter and approximately 15.9 million shares of common stock during full fiscal year
San Jose, California – February 24, 2025 – Zoom Communications, Inc. (NASDAQ: ZM), an AI-first work platform for human connection, today announced financial results for the fourth quarter and fiscal year ended January 31, 2025.
“In FY25, Zoom AI Companion emerged as the driving force behind our transformation into an AI-first company, enabling our customers to discover enhanced productivity opportunities. As Zoom AI Companion becomes increasingly agentic, we look forward to continuing to help our customers fully realize the benefits of AI and discover what’s possible with AI agents.” said Eric S. Yuan, Zoom's founder and CEO. "Both Contact Center and Workvivo had incredible years capped by excellent Q4s in terms of strategic logo wins, upmarket momentum and broader customer growth. As we rapidly innovated for our customers, we delivered a robust 5.8-point expansion in FY25 GAAP operating margin driven by increased focus on prioritizing investments and controlling share-based compensation, and grew FY25 operating cash flow 21.7% year over year to nearly $2 billion, representing an operating cash flow margin of 41.7%.”
Fourth Quarter Fiscal Year 2025 Financial Highlights:
•Revenue: Total revenue for the fourth quarter was $1,184.1 million, up 3.3% year over year. After adjusting for foreign currency impact, revenue in constant currency was $1,188.0 million, up 3.6% year over year. Enterprise revenue was $706.8 million, up 5.9% year over year, and Online revenue was $477.3 million, down 0.4% year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the fourth quarter was $225.1 million, compared to GAAP income from operations of $168.5 million in the fourth quarter of fiscal year 2024. Non-GAAP income from operations, which adjusts for stock-based compensation expense and related payroll taxes, and acquisition-related expenses, was $468.0 million for the fourth quarter, compared to non-GAAP income from operations of $443.7 million in the fourth quarter of fiscal year 2024. For the fourth quarter, GAAP and non-GAAP operating margin was 19.0% and 39.5%, respectively, up from 14.7% and 38.7%, respectively, in the fourth quarter of fiscal year 2024.
•Net Income and Diluted Net Income Per Share: GAAP net income for the fourth quarter was $367.9 million, or $1.16 per share, compared to GAAP net income of $298.8 million, or $0.95 per share in the fourth quarter of fiscal year 2024.
Non-GAAP net income, which adjusts for stock-based compensation expense and related payroll taxes, gains on strategic investments, net, acquisition-related expenses, and the tax effects on non-GAAP adjustments, was $446.9 million for the fourth quarter. Non-GAAP net income per share was $1.41 in the fourth quarter. In the fourth quarter of fiscal year 2024, non-GAAP net income was $444.0 million, or $1.42 per share.
•Cash and Marketable Securities: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of January 31, 2025 was $7.8 billion.

•Cash Flow: Net cash provided by operating activities was $424.6 million for the fourth quarter, compared to $351.2 million in the fourth quarter of fiscal year 2024, up 20.9% year over year. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $416.2 million in the fourth quarter, compared to $332.7 million in the fourth quarter of fiscal year 2024, up 25.1% year over year.
Full Fiscal Year 2025 Financial Highlights:
•Revenue: Total revenue for the fiscal year was $4,665.4 million, up 3.1% year over year. After adjusting for foreign currency impact, revenue in constant currency was $4,675.0 million, up 3.3% year over year. Enterprise revenue was $2,754.2 million, up 5.2% year over year, and Online revenue was $1,911.2 million, up 0.2% year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the fiscal year was $813.3 million, compared to GAAP income from operations of $525.3 million for fiscal year 2024. Non-GAAP income from operations, which adjusts for stock-based compensation expense and related payroll taxes, litigation settlements, net, and acquisition-related expenses, was $1,837.9 million for the fiscal year, compared to non-GAAP income from operations of $1,774.9 million for fiscal year 2024. For the fiscal year, GAAP and non-GAAP operating margin was 17.4% and 39.4% respectively, up from 11.6% and 39.2%, respectively, in the fourth quarter of fiscal year 2024.
•Net Income and Diluted Net Income Per Share: GAAP net income for the fiscal year was $1,010.2 million, or $3.21 per share, compared to GAAP net income of $637.5 million, or $2.07 per share for fiscal year 2024.
Non-GAAP net income, which adjusts for stock-based compensation expense and related payroll taxes, litigation settlements, net, gains on strategic investments, net, acquisition-related expenses, and the tax effects on non-GAAP adjustments, was $1,744.8 million for the fiscal year. Non-GAAP net income per share was $5.54. In fiscal year 2024, non-GAAP net income was $1,608.0 million, or $5.21 per share.
•Cash Flow: Net cash provided by operating activities was $1,945.3 million for the fiscal year, compared to $1,598.8 million for fiscal year 2024 up 21.7% year over year. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $1,808.7 million, compared to $1,471.9 million for fiscal year 2024, up 22.9% year over year.
Customer Metrics: Drivers of revenue included acquiring new customers and expanding across existing customers. At the end of the fourth quarter of fiscal year 2025, Zoom had:
•Approximately 192,600 Enterprise customers.
•A trailing 12-month net dollar expansion rate for Enterprise customers of 98%.
•4,088 customers contributing more than $100,000 in trailing 12 months revenue, up approximately 7.3% from the same quarter last fiscal year.
•Online average monthly churn of 2.8% for the fourth quarter, down 20 bps from the same quarter last fiscal year.
•At the end of the fourth quarter, the percentage of total Online MRR from Online customers with a continual term of service of at least 16 months was 75.1%, up 90 bps year over year.
As Zoom continues to expand and evolve, we have seen an increasing overlap between our Enterprise and Online customer categories. Over time, customers with lower MRR are expected to move from Enterprise to Online as we optimize our sales strategies. While these moves do not have a material impact on other customer metrics, the number of customers between these two groups has become less meaningful as a customer metric. Therefore, beginning in the first quarter of fiscal year 2026, we will no longer report the number of Enterprise customers as a customer metric. However, we will continue to provide this metric in the appendix of our investor deck through the end of fiscal year 2026, which will be accessible on our investor relations website (investors.zoom.us).
Financial Outlook: Zoom is providing the following guidance for its first quarter of fiscal year 2026 and its full fiscal year 2026.
•First Quarter Fiscal Year 2026: Total revenue is expected to be between $1.162 billion and $1.167 billion and revenue in constant currency is expected to be between $1.168 billion and $1.173 billion. Non-GAAP income from operations is expected to be between $440.0 million and $445.0 million. First quarter non-GAAP diluted EPS is expected to be between $1.29 and $1.31 with approximately 316 million non-GAAP weighted average shares outstanding.

•Full Fiscal Year 2026: Total revenue is expected to be between $4.785 billion and $4.795 billion and revenue in constant currency is expected to be between $4.803 billion and $4.813 billion. Non-GAAP income from operations is expected to be between $1.850 billion and $1.860 billion. Full fiscal year non-GAAP diluted EPS is expected to be between $5.34 and $5.37 with approximately 318 million non-GAAP weighted average shares outstanding. Full fiscal year free cash flow is expected to be between $1.680 billion and $1.720 billion.
The EPS and share count figures do not include any impact from $1.6 billion of authorized share repurchase remaining as of January 31, 2025.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on February 24, 2025 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results, business highlights and financial outlook. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom’s mission is to provide an AI-first platform for human connection. Reimagine teamwork with Zoom Workplace — Zoom’s open collaboration platform with AI Companion empowers teams to be more productive. Together with Zoom Workplace, Zoom’s Business Services for sales, marketing, and customer care teams, including Zoom Contact Center, strengthen customer relationships throughout the customer lifecycle. Founded in 2011, Zoom is publicly traded (NASDAQ:ZM) and headquartered in San Jose, California. Get more information at zoom.com.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Zoom's financial outlook for the first quarter of fiscal year 2026 and full fiscal year 2026, Zoom’s market position, opportunities, and growth strategy, product initiatives, including future product and feature releases and the potential of agentic AI, and go-to-market motions and the expected benefits resulting from the same, market trends, and Zoom's stock repurchase program. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers, renewals or upgrades, or decline in demand for our platform, difficulties in evaluating our prospects and future results of operations given our limited operating history, competition from other providers of communications platforms, the effect of macroeconomic conditions on our business, including tariffs and trade tensions, inflationary pressures and market volatility, lengthened sales cycles with large organizations, delays or outages in services from our co-located data centers, failures in internet infrastructure or interference with broadband access, compromised security measures, including ours and those of the third parties upon which we rely, and global security concerns and their potential impact on regional and global economies and supply chains. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our quarterly report on Form 10-Q for the fiscal quarter ended October 31, 2024. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, acquisition-related expenses, restructuring expenses, and litigation settlements, net. Zoom excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. Restructuring expenses are expenses associated with a formal restructuring plan and may include employee notice period costs, severance payments, and other related expenses. Zoom excludes these restructuring expenses because they are distinct from ongoing operational costs and Zoom does not believe they are reflective of current and expected future business performance and operating results. Zoom excludes significant litigation settlements, net of amounts covered by insurance, that we deem not to be in the ordinary course of our business. In fact, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods that may or may not include such expenses and assist in the comparison with the results of other companies in the industry. Zoom defines non-GAAP operating margin as non-GAAP income from operations divided by GAAP revenue.

Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income as GAAP net income adjusted to exclude stock-based compensation expense and related payroll taxes, acquisition-related expenses, restructuring expenses, gains on strategic investments, net, litigation settlements, net, income tax benefits from discrete activities, and the tax effects of all non-GAAP adjustments. Zoom excludes these items because they are considered by management to be outside of Zoom’s core operating results. These adjustments are intended to provide investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitate comparison of its results with other periods, and may also facilitate comparison with the results of other companies in the industry. Zoom defines non-GAAP net income per share, basic and diluted, as non-GAAP net income divided by the number of shares outstanding, basic and diluted, calculated in accordance with GAAP.
Free Cash Flow and Free Cash Flow Margin. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provides useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business. Zoom defines free cash flow margin as free cash flow divided by GAAP revenue.
Revenue in Constant Currency. Zoom defines revenue in constant currency as GAAP revenue adjusted for revenue reported in currencies other than United States dollars as if they were converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. Zoom provides revenue in constant currency information as a framework for assessing how Zoom's underlying businesses performed period to period, excluding the effects of foreign currency fluctuations.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid user or an organization of any size (including a distinct unit of an organization) that has multiple users. Zoom defines Enterprise customers as distinct business units that have been engaged by either our direct sales team, resellers, or strategic partners. All other customers that subscribe to our services directly through our website are referred to as Online customers.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from Enterprise customers as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. Zoom calculates ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR is defined as the recurring revenue run-rate of subscription agreements from all Enterprise customers for the last month of the period, including revenue from monthly subscribers who have not provided any indication that they intend to cancel their subscriptions. Zoom then calculates the ARR from these Enterprise customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Zoom calculates online average monthly churn by starting with the Online customer MRR as of the beginning of the applicable quarter (“Entry MRR”). Zoom defines Entry MRR as the recurring revenue run-rate of subscription agreements from all Online customers except for subscriptions that Zoom recorded as churn in a previous quarter based on the customers' earlier indication to us of their intention to cancel that subscription. Zoom then determines the MRR related to customers who canceled or downgraded their subscription or notified us of that intention during the applicable quarter (“Applicable Quarter MRR Churn”) and divides the Applicable Quarter MRR Churn by the applicable quarter Entry MRR to arrive at the MRR churn rate for Online Customers for the applicable quarter. Zoom then divides that amount by three to calculate the online average monthly churn.
Public Relations
Colleen Rodriguez
Head of Global Public Relations
press@zoom.us

Investor Relations
Charles Eveslage
Head of Investor Relations
investors@zoom.us

Zoom Communications, Inc.
Consolidated Balance Sheets
(In thousands)

	As of January 31,
	2025	2024
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$1,349,380	$1,558,252
Marketable securities	6,442,329	5,404,233
Accounts receivable, net	495,228	536,078
Deferred contract acquisition costs, current	188,358	208,474
Prepaid expenses and other current assets	200,679	219,182
Total current assets	8,675,974	7,926,219
Deferred contract acquisition costs, noncurrent	123,464	138,724
Property and equipment, net	330,475	293,704
Operating lease right-of-use assets	55,900	58,975
Strategic investments	591,481	409,222
Goodwill	307,295	307,295
Deferred tax assets	749,759	662,177
Other assets, noncurrent	154,073	133,477
Total assets	$10,988,421	$9,929,793
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,345	$10,175
Accrued expenses and other current liabilities	558,562	500,164
Deferred revenue, current	1,336,387	1,251,848
Total current liabilities	1,903,294	1,762,187
Deferred revenue, noncurrent	17,274	18,514
Operating lease liabilities, noncurrent	37,406	48,308
Other liabilities, noncurrent	95,363	81,378
Total liabilities	2,053,337	1,910,387

Stockholders’ equity:
Common stock	305	307
Additional paid-in capital	5,130,271	5,228,756
Accumulated other comprehensive income	4,990	1,063
Retained earnings	3,799,518	2,789,280
Total stockholders’ equity	8,935,084	8,019,406
Total liabilities and stockholders’ equity	$10,988,421	$9,929,793

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the consolidated balance sheets was $118.5 million and $124.8 million as of January 31, 2025 and 2024, respectively.

Zoom Communications, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Revenue	$1,184,138	$1,146,457	$4,665,433	$4,527,224
Cost of revenue	287,355	276,307	1,129,627	1,077,801
Gross profit	896,783	870,150	3,535,806	3,449,423
Operating expenses:
Research and development	217,121	205,282	852,415	803,187
Sales and marketing	358,903	371,052	1,427,384	1,541,307
General and administrative	95,696	125,286	442,712	579,650
Total operating expenses	671,720	701,620	2,722,511	2,924,144
Income from operations	225,063	168,530	813,295	525,279
Gains on strategic investments, net	150,357	101,296	177,142	109,770
Other income, net	74,899	83,057	325,147	197,263
Income before provision for income taxes	450,319	352,883	1,315,584	832,312
Provision for income taxes	82,454	54,051	305,346	194,850
Net income	367,865	298,832	1,010,238	637,462

Net income per share:
Basic	$1.20	$0.98	$3.28	$2.12
Diluted	$1.16	$0.95	$3.21	$2.07
Weighted-average shares used in computing net income per share:
Basic	306,553,952	305,822,936	307,981,971	300,748,162
Diluted	316,693,346	313,467,303	315,069,582	308,519,897

Zoom Communications, Inc.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$367,865	$298,832	$1,010,238	$637,462
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	222,939	254,373	931,309	1,057,161
Deferred income taxes	(18,416)	(136,735)	(90,551)	(116,679)
Amortization of deferred contract acquisition costs	71,063	66,793	282,103	270,701
Gains on strategic investments, net	(150,357)	(101,296)	(177,142)	(109,770)
Depreciation and amortization	34,591	27,272	122,632	104,451
Provision for accounts receivable allowances	2,983	6,182	20,022	35,244
Unrealized foreign exchange losses (gains)	12,364	(11,022)	17,165	12,259
Non-cash operating lease cost	6,205	5,225	24,066	21,066
Amortization of discount/premium on marketable securities	(16,871)	(17,463)	(71,636)	(50,770)
Other	630	(2,419)	4,048	(7,670)
Changes in operating assets and liabilities:
Accounts receivable	(47,632)	(18,723)	26,640	53,270
Prepaid expenses and other assets	(11,360)	53,208	(17,114)	(71,247)
Deferred contract acquisition costs	(79,932)	(68,303)	(246,727)	(214,657)
Accounts payable	(1,686)	(2,158)	(3,133)	(4,416)
Accrued expenses and other liabilities	65,245	51,989	62,277	51,974
Deferred revenue	(26,253)	(48,637)	79,995	(46,719)
Operating lease liabilities, net	(6,812)	(5,893)	(28,884)	(22,824)
Net cash provided by operating activities	424,566	351,225	1,945,308	1,598,836
Cash flows from investing activities:
Purchases of marketable securities	(919,938)	(1,120,371)	(4,622,104)	(4,083,968)
Maturities of marketable securities	919,856	773,341	3,610,274	3,131,419
Sales of marketable securities	—	1,191	47,482	1,191
Purchases of property and equipment	(8,334)	(18,540)	(136,560)	(126,953)
Purchases of strategic investments	(5,000)	(17,727)	(18,500)	(70,527)
Proceeds from strategic investments	8,530	62,823	13,384	170,067
Cash paid for acquisition, net of cash acquired	—	—	—	(204,918)
Net cash used in investing activities	(4,886)	(319,283)	(1,106,024)	(1,183,689)
Cash flows from financing activities:
Cash paid for repurchases of common stock	(354,567)	—	(1,093,878)	—
Proceeds from issuance of common stock for employee stock purchase plan	19,745	21,584	54,008	54,097
Proceeds from exercise of stock options	867	1,859	4,619	10,195
Proceeds from employee equity transactions to be remitted (remitted) to employees and tax authorities, net	4,984	791	7,174	(4,106)
Net cash (used in) provided by financing activities	(328,971)	24,234	(1,028,077)	60,186
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(12,150)	11,077	(15,170)	(10,196)
Net increase (decrease) in cash, cash equivalents, and restricted cash	78,559	67,253	(203,963)	465,137
Cash, cash equivalents, and restricted cash—beginning of year	1,282,858	1,498,127	1,565,380	1,100,243
Cash, cash equivalents, and restricted cash—end of year	$1,361,417	$1,565,380	$1,361,417	$1,565,380

Zoom Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
GAAP income from operations	$225,063	$168,530	$813,295	$525,279
Add:
Stock-based compensation expense and related payroll taxes	232,983	262,754	966,732	1,076,212
Litigation settlements, net	—	—	16,250	52,500
Acquisition-related expenses	9,916	12,465	41,618	47,904
Restructuring expenses	—	—	—	72,993
Non-GAAP income from operations	$467,962	$443,749	$1,837,895	$1,774,888
GAAP operating margin	19.0%	14.7%	17.4%	11.6%
Non-GAAP operating margin	39.5%	38.7%	39.4%	39.2%

GAAP net income	$367,865	$298,832	$1,010,238	$637,462
Add:
Stock-based compensation expense and related payroll taxes	232,983	262,754	966,732	1,076,212
Litigation settlements, net	—	—	16,250	52,500
Gains on strategic investments, net	(150,357)	(101,296)	(177,142)	(109,770)
Acquisition-related expenses	9,916	12,465	41,618	47,904
Restructuring expenses	—	—	—	72,993
Income tax benefits from discrete activities	—	(8,272)	—	(8,272)
Tax effects on non-GAAP adjustments	(13,461)	(20,512)	(112,945)	(161,006)
Non-GAAP net income	$446,946	$443,971	$1,744,751	$1,608,023

Net income per share - basic and diluted:
GAAP net income per share - basic	$1.20	$0.98	$3.28	$2.12
Non-GAAP net income per share - basic	$1.46	$1.45	$5.67	$5.35
GAAP net income per share - diluted	$1.16	$0.95	$3.21	$2.07
Non-GAAP net income per share - diluted	$1.41	$1.42	$5.54	$5.21

GAAP and non-GAAP weighted-average shares used to compute net income per share - basic	306,553,952	305,822,936	307,981,971	300,748,162
GAAP and non-GAAP weighted-average shares used to compute net income per share - diluted	316,693,346	313,467,303	315,069,582	308,519,897

Net cash provided by operating activities	$424,566	$351,225	$1,945,308	$1,598,836
Less: Purchases of property and equipment	(8,334)	(18,540)	(136,560)	(126,953)
Free cash flow (non-GAAP)	416,232	332,685	1,808,748	1,471,883
Net cash used in investing activities	$(4,886)	$(319,283)	$(1,106,024)	$(1,183,689)
Net cash provided by financing activities	$(328,971)	$24,234	$(1,028,077)	$60,186
Operating cash flow margin (GAAP)	35.9%	30.6%	41.7%	35.3%
Free cash flow margin (non-GAAP)	35.2%	29.0%	38.8%	32.5%

	Three Months Ended January 31,		Year Ended January 31,
	2025		2025
	Revenue	YoY Revenue Growth (%)	Revenue	YoY Revenue Growth (%)
GAAP revenue	$1,184,138	3.3%	$4,665,433	3.1%
Add: Constant currency impact	3,835	0.3%	9,545	0.2%
Revenue in constant currency (non-GAAP)	$1,187,973	3.6%	$4,674,978	3.3%